Exhibit (g)(17)

                         Brown Brothers Harriman & Co.
                      Global Custody Proposed Fee Schedule
                                  on behalf of
              Scudder Kemper Investments and Scudder Trust Company

                                    July 2000

Market                                   Asset Charge (basis points)       Trade Instruction Charge (USD)
------                                   ---------------------------       -------------------------------
Argentina                                         20 b.p.                                  $75
Australia                                         2 b.p.                                   $60
Austria                                           6 b.p.                                   $80
Bahrain                                           40 b.p.                                  $150
Bangladesh                                        33 b.p.                                  $150
Belgium                                           3 b.p.                                   $60
Botswana                                          45 b.p.                                  $175
Brazil                                            20 b.p.                                  $50

                                   $50,000 per year administration
                                           (The Brazil Fund)
Bulgaria                                          55 b.p.                                  $125
Canada                                            1 b.p.                                   $25
Chile                                             30 b.p.                                  $75
China                                             35 b.p.                                  $60
Colombia                                          40 b.p.                                  $100
Czech Republic                                    20 b.p.                                  $75
Denmark                                           2 b.p.                                   $80
Ecuador                                           35 b.p.                                  $125
Egypt                                             35 b.p.                                  $175
Estonia                                           65 b.p.                                  $150
Euroclear                                         2 b.p.                                   $35
Finland                                           7 b.p.                                   $60
France                                            3 b.p.                                   $60
Germany                                           2 b.p.                                   $35
Ghana                                             45 b.p.                                  $175
Greece                                            30 b.p.                                  $150
Hong Kong                                         5 b.p.                                   $60
Hungary                                           40 b.p.                                  $175
India                                             35 b.p.                                  $125
Indonesia                                         13 b.p.                                  $75
Ireland                                           3 b.p.                                   $60
Israel                                            30 b.p.                                  $150
Italy                                             3 b.p.                                   $50
Japan                                             2 b.p.                                   $25
Jordan                                            35 b.p.                                  $175
Kenya                                             45 b.p.                                  $175
Korea (South)                                     13 b.p.                                  $50


Market                                   Asset Charge (basis points)       Trade Instruction Charge (USD)
------                                   ---------------------------       -------------------------------
Lebanon                                            40 b.p.                                 $150
Malaysia                                           7 b.p.                                  $50
Mauritius                                          35 b.p.                                 $150
Mexico                                             7 b.p.                                  $50
Morocco                                            35 b.p.                                 $150
Namibia                                            35 b.p.                                 $150
Netherlands                                        5 b.p.                                  $35
New Zealand                                        3 b.p.                                  $45
Nigeria                                            60 b.p.                                 $150
Norway                                             5 b.p.                                  $60
Oman                                               40 b.p.                                 $150
Pakistan                                           35 b.p.                                 $125
Peru                                               40 b.p.                                 $150
Philippines                                        13 b.p.                                 $100
Poland                                             30 b.p.                                 $100
Portugal                                           13 b.p.                                 $100
Russia                                             45 b.p.                                 $250
Singapore                                          6 b.p.                                  $75
Slovakia                                           30 b.p.                                 $75
South Africa                                       3 b.p.                                  $50
Spain                                              5 b.p.                                  $60
Sri Lanka                                          35 b.p.                                 $75
Swaziland                                          60 b.p.                                 $175
Sweden                                             5 b.p.                                  $60
Switzerland                                        3 b.p.                                  $75
Taiwan                                             20 b.p.                                 $75
Thailand                                           12 b.p.                                 $50
Tunisia                                            35 b.p.                                 $150
Turkey                                             20 b.p.                                 $75
United Kingdom                                     2 b.p.                                  $35
Uruguay                                            45 b.p.                                 $150
Venezuela                                          35 b.p.                                 $125
Zambia                                             35 b.p.                                 $175
Zimbabwe                                           45 b.p.                                 $175
United States                                      .3 b.p.                                 $8.00

Other Transacrion Fees
----------------------

DTC, FBE, PTC                                                         $ 8.00
Affirmation Charge                                                    $ 1.00
U.S. Physical Securities                                              $25.00
Short-Term Instruments (time deposits, BA, CP, CD, repos)             $25.00
Maturities                                                            $15.00
Third Party FX                                                        $35.00
Derivatives (futures, options, hedges, swaps)                         $35.00
Incoming/Outgoing wires                                               $10.00
Security Instruction Corrections/Cancellations/Repair                 $15.00
Check Processing                                                      $10.00
Euroclear Deposit/Withdrawal                                          $75.00

Annual Account Minimum:                                               $10,000
-----------------------

Subcustodian Out-of-Pocket Expenses
-----------------------------------

Subcustodian out-of-pocket expenses are statutory taxes or other charges mandated in the local market which are passed on without markup to the Funds. The level of out-of-pocket expenses depends on the geographic composition of the Fund and trading activity. Subcustodian out-of-pocket expenses reimbursable to BBH&Co. will be added to each monthly invoice. Subcustodian out-of-pocket expenses my be revised from time to time.

Brown Brothers Harriman & Co. Out-of-Pocket Expenses
----------------------------------------------------

BBH&Co. out-of-pocket expenses including but not limited to extraordinary telecommunications expenses, audit reporting, legal fees including sophisticated investor letter processing, postage including overnight and courier, shipping insurance, duplication charges, forms and supplies, proxy charges, consolidation and reorganization charges, fractional share liquidation charges, and customized reporting and programming would be additional. The cost of obtaining market quotations and local administration charges if arranged through BBH&Co. would be for the account of the Fund. The maximum annual fee per portfolio will not exceed 1 basis point.

Relationship Discount
---------------------

A 10 percent reduction will be applied against the asset based custody fee on assets between $10 billion and $15 billion.

A 15 percent reduction will be applied against the asset based custody fee on assets in excess of $15 billion.

Notes
-----

Fees for additional markets will be negotiated prior to investment and based upon local market conditions at time of investment.

This schedule assumes that trade instructions will be sent in properly formatted SWIFT or ISITC protocol, or another mutually agreed upon automated means. In the absence of automated trades, a $25.00 manual trade instruction charge is incurred.